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                                                                    EXHIBIT 99.2



                              GENIUS PRODUCTS, INC.
                                RESALE AGREEMENT

THIS RESALE AGREEMENT (this "Agreement") is made as of July 20, 2005 by and among GENIUS PRODUCTS, INC., a Delaware corporation (the "Company"), and Cappello Capital Corp.("Cappello").

                                    RECITALS

         A. The Company is issuing to Cappello 175,000 shares of Company Common Stock (the "New Shares") in connection with an amendment, of even date herewith, to the Company's engagement letter with Cappello.

         B. The obligations of the Company to issue the New Shares are contingent upon the execution of this agreement.

NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein, the parties hereto agree as follows:

         1.       DEFINITIONS. For purposes of this Agreement:

                  "Affiliate" has the meaning specified in Rule 13e-3 promulgated under the Securities Exchange Act of 1934, as amended.

                  "Company" has the meaning shown above.

                  "Company Common Stock" means the Company's common stock, par value $0.0001 per share.

                  "Expiration Date" means March 21, 2010.

                  "Cappello Shares" means (a) the NewShares issued to Cappello on the date hereof, and (b) any securities distributed in respect of the New Shares prior to the Expiration Date by reason of a stock dividend, split-up, recapitalization, reclassification, combination, merger, exchange of shares or otherwise.

                  "Cappello" means Cappello and its Affiliates.

                  "Transfer Restrictions" has the meaning specified in Section 2.2.

         2.       RESALE AGREEMENT.

                  2.1 AGREEMENT. Cappello agrees that, except in compliance with the Transfer Restrictions or with the prior written consent of the Company, from the date hereof through the Expiration Date, Cappello will not (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of Cappello Shares, or any securities convertible into or exercisable or exchangeable for any of Cappello Shares, or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of Cappello Shares, whether any such transaction described in clause (a) or (b) above (in each case, a "SALE") is to be settled by delivery of any Cappello Shares, other securities, in cash or otherwise.




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                  2.2 TRANSFER RESTRICTIONS. For purposes of this Section 2, the
"Transfer Restrictions" are as follows:

                           (a) Sales in open market transactions, including
sales pursuant to an effective registration statement or Rule 144, may only be made (i) if the price per share of the last trade on the Company's primary trading market is at or above $1.50, then a sale may only be made at a price per share that is no less than 85% of the volume weighted-average closing price per share of the Company Common Stock on its primary trading market or exchange during the ten (10) trading days prior to the date that Cappello agrees to make such sale; and (ii) in such volume that, when combined with all other sales of Cappello Shares during the immediately preceding ten (10) trading days, is no more than 15% of the aggregate volume of trading in Company Common Stock on all exchanges during the ten (10) trading days immediately preceding the date of such sale.

                           (b) Sales made in bona fide private placements.

                           (c) Sales (i) may only be made, directly or
indirectly, in accordance with applicable federal and state securities laws or exemptions to such laws, and (ii) will not cause the Company to violate any federal or state securities laws with respect to the original issuance of Cappello Shares to Cappello.

                           (d) Upon a Sale made in accordance with the Transfer
Restrictions, each of Cappello Shares subject to such Sale and the purchaser/transferee of such Cappello Shares shall no longer be subject to this Agreement.

                  2.3 EXCEPTIONS. The Transfer Restrictions in Section 2.2 shall not apply to Sales to an Affiliate of Cappello if such Affiliate shall have executed a written agreement, substantially in the form of this Agreement, pursuant to which such Affiliate becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such Affiliate were Cappello.

         3.       REPRESENTATIONS AND WARRANTIES OF COMPANY AND CAPPELLO.

                  3.1 Cappello hereby represents and warrants to the Company as follows:

                           (a) NO INCONSISTENT ARRANGEMENTS. Cappello has not
entered into any agreement with respect to Cappello Shares which would be covered by Section 2 if entered into after the date hereof.

                           (b) POWER; BINDING AGREEMENT. Cappello has the
corporate power and authority to enter into and perform all of its obligations hereunder. The execution, delivery and performance of this Agreement by Cappello will not violate any other agreement to which Cappello is a party. This Agreement has been duly and validly executed and delivered by Cappello, and constitutes a valid and binding agreement of Cappello, enforceable against Cappello in accordance with its terms, except that (A) such enforcement may be subject to applicable bankruptcy, insolvency, moratorium, or other similar laws, now or hereafter in effect, affecting creditors' rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  3.2 The Company represents and warrants to Cappello as follows:

                           (a) Power; Binding Agreement. The Company has the
corporate power and authority to enter into and perform all of its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except that (A) such



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enforcement may be subject to applicable bankruptcy, insolvency, moratorium, or other similar laws, now or hereafter in effect, affecting creditors' rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         4. TERMINATION. This Agreement and the covenants, representations, warranties, and agreements contained herein shall terminate upon the earlier of the mutual agreement of the parties or the Expiration Date. Upon any termination of this Agreement, this Agreement shall thereupon become void and of no further force and effect, and there shall be no liability in respect of this Agreement on the part of any party hereto or any of its directors, officers, partners, stockholders, employees, agents, advisors, representatives or Affiliates; provided, however, that nothing contained herein shall relieve any party from any liability for such party's willful breach of this Agreement prior to termination.

         5. AMENDMENTS AND WAIVERS. Any term hereof may be amended and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of each of the parties hereto.

         6. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon any transferee, successor in interest, heir or assignee of Cappello or any of Cappello Shares, except for transfers of Cappello Shares in open market transactions, including sales pursuant to an effective registration statement or Rule 144, to a non-Affiliate of Cappello.

         7. GOVERNING LAW; VENUE. This Agreement is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties. All disputes and controversies arising out of or in connection with this Agreement shall be resolved exclusively by the state and federal courts located in the State of Delaware, and each party hereto agrees to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts.

         8. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         9. TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         10. NOTICES. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party against written receipt therefor; (b) three business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party at the address set forth below; or (c) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 10 by giving the other party written notice of the new address in the manner set forth above.

         11. EXPENSES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled as shall be determined by a court of competent jurisdiction.



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         12.      SEVERABILITY. The parties hereto agree that each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If any provision of this Agreement shall nevertheless be held to be prohibited by or invalid under applicable law, such provision shall be effective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Resale Agreement as of the date first above written.

                                    COMPANY:

                                    GENIUS PRODUCTS, INC.


                                    By: /s/ Trevor Drinkwater
                                    Name: Trevor Drinkwater, President
                                    Address: 740 Lomas Santa Fe, Suite 210
                                    Solana Beach, CA 92075


                                    CAPPELLO:

                                    CAPPELLO CAPITAL CORP.

                                    By: /s/ Rob Deutschman
                                    Name: Rob Deutschman
                                    Address: 100 Wilshire Blvd., Suite 1200
                                    Santa Monica, CA 90401